SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 11, 2002
(Date of earliest event reported)

HUADING FINANCIAL NETWORKS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-27301	91-1932118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37/F, ShenFang Plaza, No. 3005, Renmin Road South, Shenzhen 518005, P.R. China
(Address of principal executive offices)

Registrant's telephone number, including area code: (86) 755-82352093

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Presentation - Business Plan

Item 9. Regulation FD Disclosure

Pursuant to Regulation FD, Huading Financial Networks, Inc. hereby furnishes the information contained in Exhibit 99.1 attached hereto and which is incorporation by reference.

Cautionary Statement for Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

            The forgoing presentation includes forward-looking statements.  Such forward-looking statements include, but are not limited to, that Huading Financial Networks will be able to raise sufficient capital to implement its contract with Huading TV and complete its business plan; that it will be able to entering into addition contracts with other TV stations; that it will be able to sell advertising time to sponsors; and that it will be able to increase revenues due to various factors including increase competition and economic restrictions.  Forward-looking statements are not guarantees of future performance.  They involve risks, uncertainties, and assumptions that are set forth in more detail in Huading Financial Networks' annual report on Form 10-KSB and other periodic reports filed with the SEC.  Huading Financial Networks does not undertake the obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2002	Huading Financial Networks, Inc.

	By:	/s/ Li Shuzhong
Li Shuzhong, President

Exhibit Index

Exhibit No.	Description

99.1	Presentation - Business Plan